Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation on Form 8-K of Development Capital Group, Inc. of our report dated April 10, 2014, relating to the financial statements of Clearance.Co which appear in this Form 8-K.

Las Vegas, Nevada

May 19, 2014